UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

DEFINITIVE ADDITIONAL PROXY SOLICITING MATERIALS
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to Section 240.14a-12
ROSS STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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ROSS STORES, INC.
SUPPLEMENT NO. 2 - DATED APRIL 30, 2021
TO 2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND
PROXY STATEMENT DATED APRIL 6, 2021
This supplement contains additional information about
accessing and participating in our virtual meeting, and
should be read in conjunction with the Notice of Annual Meeting and
Proxy Statement dated April 6, 2021
To Our Stockholders:
This Supplement provides updated and additional information with respect to when, where, and how stockholders can attend, participate in, and ask questions of the Board of Directors and management at the 2021 Annual Meeting of Stockholders of Ross Stores, Inc. (the “Annual Meeting”), which will be held on Wednesday, May 19, 2021 at 1:00 p.m. PDT. Like last year, our Annual Meeting will be held virtually.
Last year, we decided for the first time to hold our Annual Meeting virtually, due primarily to concerns over the safety of all participants because of the public health risks from the COVID-19 pandemic. Thankfully, conditions appear to be improving; however, large indoor in-person meetings are not yet permitted in California, and the health risks of large meetings and of avoidable travel remain a significant concern. The energy savings and reduced climate impact are also noteworthy benefits of holding a virtual meeting.
We welcome all of our stockholders to join and participate in the meeting. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ROST2021, where you will be able to listen to the meeting live and vote your shares online, and submit questions.
To facilitate your participation, we will:
•Provide for Annual Meeting attendees to begin logging into the Annual Meeting at 12:45 p.m. PDT on May 19, 2021 – fifteen minutes in advance of the meeting.
•Permit stockholders to submit questions electronically during the Annual Meeting in accordance with the rules of conduct for the meeting, which will be available for review during the meeting, and by following the instructions available on the meeting website.
•Answer questions relevant to meeting matters and that comply with the rules of conduct during the meeting as time permits. If we receive substantially similar questions, we may group those questions together.
•Responses to such questions that we do not have time to respond to during the Annual Meeting will be posted to our Investor Relations webpage (https://investors.rossstores.com/) following the Annual Meeting.
•Provide the ability for participating stockholders to vote (or revoke their prior vote) by following the instructions available on the meeting website during the Annual Meeting. (If you are the beneficial owner of shares, but not the stockholder of record, you may need to obtain online voting access codes and information from your broker or bank – for more information, see Voting Methods in the Proxy Statement.)
To participate in the Annual Meeting, you will need to enter the Control Number that appears on the proxy card or on the voting instruction card you received from your broker, bank, or their nominee with your Notice for the Annual Meeting.
If you experience technical difficulties accessing the meeting, please call 844-976-0738 (U.S.) or 303-562-9301 (international) for assistance.
VOTING MATTERS
Whether or not you plan to attend the Annual Meeting, we urge you to vote and to submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

If you have already submitted your voting instructions or proxy card, you do not need to take any action unless you wish to change or revoke your vote.
Information on how to vote your shares, or change or revoke your prior vote or voting instructions, is available in the Proxy Statement at www.rossstores.com, in the “Investors” section.